Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements of TurboChef Technologies, Inc. listed below of our reports dated February 29, 2008, with respect to the consolidated financial statements and schedule of TurboChef Technologies, Inc. and the effectiveness of internal control over financial reporting of TurboChef Technologies, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2007:

(1)	Registration Statement (Form S-3 No. 333-82518) of TurboChef Technologies, Inc.,

(2)	Registration Statement (Form S-3 No. 333-117806) of TurboChef Technologies, Inc.,

(3)	Registration Statement (Form S-3 No. 333-121818) of TurboChef Technologies, Inc.,

(4)	Registration Statement (Form S-8 No. 333-76662) pertaining to the 1994 Stock Option Plan,

(5)	Registration Statement (Form S-8 No. 333-81571) pertaining to the 1994 Stock Option Plan,

(6)	Registration Statement (Form S-8 No. 333-116225) pertaining to TurboChef Technologies, Inc. 2003 Stock Incentive Plan, and

(7)	Registration Statement (Form S-8 No. 333-128442) pertaining to TurboChef Technologies, Inc. 2003 Stock Incentive Plan

/s/ Ernst & Young LLP

Atlanta, Georgia
February 29, 2008